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                                                                    EXHIBIT 16.1





                      [Brown, Graham & Company Letterhead]


December 2, 1997


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read and agree with the comments in Item 4 of Form 8-K/A of U.S. Technologies Inc. dated December 2, 1997.




   /s/ Brown, Graham & Company
-----------------------------------
Brown, Graham & Company
Georgetown, Texas
December 2, 1997